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                                                                   EXHIBIT 10.5

                                                                Execution Copy

                         CAPITAL CONTRIBUTION AGREEMENT

     THIS CAPITAL CONTRIBUTION AGREEMENT (this "Agreement") is entered into this 4th day of September, 1997, to be effective as of 3:00 p.m. on September 3, 1997 (the "Effective Time"), by and between Mid-Am Capital, L.L.C., a Delaware limited liability company ("Transferor"); and Southern Foods Group, L.P., a Delaware limited partnership (the "Partnership"). Defined terms used but not defined in this Agreement shall have the meaning ascribed thereto in the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated of even date herewith.

     WHEREAS, Transferor wishes to contribute to the Partnership, as a capital contribution, the sum of FORTY FIVE MILLION DOLLARS ($45,000,000), in exchange for the issuance to Transferor of FIFTEEN MILLION DOLLARS ($15,000,000) in stated amount of Series C 10% Payment-in-Kind Preferred Limited Partner Interests ("Series C Preferred Interests") and THIRTY MILLION DOLLARS ($30,000,000) in stated amount of Series D 9 1/2% Preferred Limited Partner Interests ("Series D Preferred Interests") in the Partnership; and

     WHEREAS, the parties agree that the Transferor's contribution to the capital of the Partnership is being made as a Series C Preferred Limited Partner Contribution in the amount of FIFTEEN MILLION DOLLARS ($15,000,000), and as a Series D Preferred Limited Partner Contribution in the amount of THIRTY MILLION DOLLARS ($30,000,000); and

     WHEREAS, the parties further desire that the Capital Account of the Transferor as a result of the capital contribution by Transferor described herein shall reflect a Series C Preferred Interest as of the Effective Date in the amount of FIFTEEN MILLION DOLLARS ($15,000,000) and a Series D Preferred Interest as of the Effective Date in the amount of THIRTY MILLION DOLLARS ($30,000,000); and

     WHEREAS, Transferor and the Partnership wish to execute and deliver this instrument for the purpose of (i) the Partnership acknowledging the receipt of Transferor's Capital Contribution, and (ii) documenting the Series C Preferred Interests and the Series D Preferred Interests issued in exchange for the Capital Contribution;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Series C Preferred Interests and Series D Preferred Interests. For and in consideration of the Capital Contribution, by Transferor to the Partnership, in the sum of FORTY FIVE MILLION DOLLARS ($45,000,000) Transferor shall receive Preferred Limited Partner Interests in the Partnership, consisting of, FIFTEEN MILLION DOLLARS ($15,000,000) in stated amount of Series C Preferred Interests and THIRTY MILLION DOLLARS ($30,000,000) in stated amount of Series D Preferred Interests, and in recognition thereof, Transferor shall be credited with a Preferred Limited Partner Capital Account having an initial balance of FORTY FIVE DOLLARS MILLION DOLLARS ($45,000,000).

     2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONTROLLED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed on its behalf by a duly authorized officer as of the date first written above to be effective as of the Effective Time.


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                                  MID-AM CAPITAL, L.L.C.

                                  By:  /s/ GERALD L. BOS
                                     -------------------------------------------

                                      Its:  CEO and Treasurer
                                          --------------------------------------


                                  SOUTHERN FOODS GROUP, L.P.

                                  By: SFG Management Limited Liability Company, General Partner


                                       By:  /s/ PETE SCHENKEL
                                          --------------------------------------

                                          Its:  President and CEO
                                              ----------------------------------



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     This Agreement is being executed by Pete Schenkel and Mid-America
Dairymen, Inc. for purposes of consenting (a) to the issuance of the Series C Preferred Interests and the Series D Preferred Interests in the Partnership as provided for herein, and (b) to the admission of the Transferor as a Preferred Limited Partner holding the Preferred Limited Partner Interests in the Partnership specified herein.

                                    /s/ PETE SCHENKEL
                                  ----------------------------------------------
                                  Pete Schenkel, as a Common Limited Partner



                                  MID-AMERICA DAIRYMEN, INC., in its capacity as a Common Limited Partner and as a Preferred Limited Partner


                                  By:  /s/ GERALD L. BOS
                                     -------------------------------------------

                                     Its: Vice President\CFO
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